UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2008

Naturade, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-71606-A	23-2442709
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2099 S. College Blvd., Suite 210, Anaheim, California	92806
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 860-7600

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 2, 2008, Naturade, Inc. (the “Company”) received back from the State of Delaware an authenticated copy of the amendment to its certificate of incorporation the Company filed with the State of Delaware on February 20, 2008 (the” Amendment”). This Amendment is effective as of February 20, 2008. Pursuant to the Amendment, the authorized shares of stock which the Company is authorized to issue, subsequent to a 6 to 1 reverse stock split of the Company’s outstanding Common Stock with a par value of $.0001 per share (“Common Stock”), will remain the same at 300,117,264 total shares, 250,000,000 of which shall be Common Stock,, 117,264 of which shall be Non-Voting Common Stock with a par value of $.0001 per share, and 50,000,000 of which shall be Preferred Stock with a par value of $.0001 per share.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Certificate of Amendment to Certificate of Incorporation of Naturade, Inc., filed February 20, 2008.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Naturade, Inc. (Registrant)

Date: March 13, 2008
By:	/s/ Adam Michelin Adam Michelin,
Chief Executive Officer